    As filed with the Securities and Exchange Commission on November 6, 1996
                                         Registration No. 33-_______________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CAPITAL ADVISORS ACQUISITION CORP.
             (Exact name of registrant as specified in its Charter)

       Delaware                                        75-2254748
-------------------------                  -----------------------------------
(State of  Incorporation)                  (I.R.S. Employer Identification No.)

       4180 La Jolla Village Drive, Suite 500, La Jolla, California 92037
       -----------------------------------------------------------------
             (Address of principal executive offices and zip code)

      Capital Advisors Acquisition Corp. 1996-1997 Stock Compensation Plan
          -------------------------------------------------------------
                            (Full title of the Plan)

                        Thomas R. Brooksbank, President
        Capital Advisors Acquisition Corp., 3900 Paradise Road, Suite 263
                             Las Vegas, Nevada 89109
                                 (702) 329-5114
            (Name, address and telephone number of agent for service)

                                   Copies to:
                   George G. Chachas, Esq., Wenthur & Chachas
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla, California 92037
                                 (619) 457-3800

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                     Proposed      Proposed
                                                     Maximum        Maximum
Title of Securities Amount to be    Offering Price   Aggregate     Registration
to Be Registered    Registered(1)   Per Share(2)     Offering Price   Fee
Common Stock        3,500,000       $0.02            70,000         $100.00
$.0001 Par Value
================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the Plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated for the purpose of calculating  the  registration  fee pursuant to
(ii) Rule 457(h) with respect to the 3,500,000 shares available for issuance under the Plans, on the basis of a price of $0.02 per share.

                                     PART I.

     The document(s) containing the information called for in Part I., of Form S-8 will be provided to participants to the Plans set forth above. Such information is not being filed with or included in this registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation by Reference.

     The following documents filed by Capital Advisors Acquisition Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above, as follows: the Company's Quarterly Report for the first quarter ended March 31, 1996, and the Company's Current Report on Form 10-Q dated June 30, 1996.

     (c) All reports and documents filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities officered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersede such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities.

     The Company authorized capitalization is 60,000,000 shares of Common Stock, par value $.000l per share, of which 19,750 shares were issued and outstanding as of November 6, 1996. Holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any members to the board of directors. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the Company of its shareholders and which may dilute the book value of the Common Stock.

     Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid cash dividends on its Common Stock and does not anticipate that it will pay cash dividends in the foreseeable future.

Item 5.  Interests of Named Experts and Counsel.

     George G. Chachas of Wenthur & Chachas, beneficially owns 2,250 shares of the Company's Common Stock.

         Legal Counsel

     The validity of the Common Stock offered hereby will be passed upon for the Company by Wenthur & Chachas of La Jolla, California.

         Experts

     The consolidated financial statements and financial statement schedules of the Company incorporated by reference in this Registration Statement have been examined by McBride & Reeves, CPA's independent public accountants, whose report thereon is contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, and has been incorporated herein by reference in reliance upon such report of McBride & Reeves given upon their authority as experts in accounting and auditing

Item 6.   Indemnification of Directors and Officers.

     The Company has adopted provisions in its Certificate of Incorporation that eliminates the liabilities of each person who is or was a director, officer, employee or agent of the Company for in certain circumstances and provides that each director, officer, employee or agent of the Company shall be indemnified by the Company against all expenses and liabilities, including counsel fees reasonably incurred by or imposed upon and in connection with any proceeding to which the director, officer, employee or agent may be a party, or in which he or she may become involved by reason of being or having been an officer, director, employee or agent of the Company settlement thereof, regardless of whether a director, officer, employee or agent, at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is judged guilty of willful misfeasance or malfeasance, willful misconduct or gross negligence in the performance of any duty; provided, however, in the event of a settlement, the indemnification herein shall only apply when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Company. The right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, agent or employee may be entitled. Subject to any limitations set forth in the Certificate of Incorporation, such indemnification shall be to the fullest extent permitted by the Delaware General Corporation Code or any other applicable laws now in effect or as may hereafter be amended. No director of the Company shall be personally liable to the Corporation

     The Company's Certificate of Incorporation also provide that no person shall be liable to the Company for any loss or damage suffered by it on account of any action or act omitted to be taken by a director, officer, employee or agent of the Company in good faith if such person (i) exercised or used the same degree of care and skill as a prudent person would have exercised or used under the same or similar circumstances in the conduct of his or her own personal affairs, or (ii) took or omitted to take such action in reliance upon the advice of counsel for the Company or other statements made or information furnished by officers or employees of the Company which he or she had reasonable grounds to believe or upon a financial statement of the Company prepared by an accountant, officer of the Company in charge of its accounting or employees of the Company in charge of its accounts or certified by a public accountant or firm of public accountants. The Company's by-laws provide for the indemnification of its officers, directors, employees and agents to the full extent permitted by the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed with this Registration Statement:

         Exhibit
         Number            Document                                           .
         4.1 Amended and Restated Certificate of Incorporation dated October 29, 1996.

         4.2       Amended and Restated By-Laws of the Corporation.

         5 Opinion of Wenthur & Chachas as to the legality of the Common Stock to be registered hereunder.

         10.1      Capital Advisors Acquisition Corp.,
                   1996-1997 Stock Compensation Plan.

         23.1      Consent of McBride & Reeves, CPA's, Independent Auditors.

         23.2      Consent of Wenthur & Chachas (contained in Exhibit 5 hereto).

         24        Power of Attorney.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933 each filing of the registrants annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering or such securities at that tire shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on November 6, 1996.

                                             CAPITAL ADVISORS ACQUISITION CORP.


                                                  /S/ Thomas R. Brooksbank
                                                  -----------------------------
                                                  Name: Thomas R. Brooksbank
                                                  Title: President and
                                                  Chief Financial Officer


                                                  /S/ George G. Chachas
                                                  -----------------------------
                                                  Name: George G. Chachas
                                                  Title: Secretary

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Brooksbank and George G. Chachas, to act jointly, as his or her true and lawful attorneys-in-fact, each with full powers of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                   TITLE                      DATE


/S/ Thomas R. Brooksbank            Director                   November 6, 1996
---------------------------
Thomas R. Brooksbank



/S/ James F. Franklin               Director                   November 6, 1996
---------------------------
James F. Franklin



/S/ E.C. Kaufer                    Director                   November 6, 1996
---------------------------
E.C. Kaufer



/S/ George G. Chachas               Director                   November 6, 1996
---------------------------
George G. Chachas

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    EXHIBITS

                                ----------------


                       Registration Statement on Form S-8

                       CAPITAL ADVISORS ACQUISITION CORP.

                                INDEX TO EXHIBITS

                                                                   Sequentially
Exhibit                                                                Numbered
Number            Description                                              Page

4.1               Amended and Restated Articles of Incorporation
                  dated October 29, 1996.                                  12

4.2               Amended and Restated By-Laws of the Corporation.         16

5                 Opinion of Wenthur & Chachas as to the legality
                  of the Common Stock to be registered hereunder.          31

10.1              1996-1997 Stock Compensation Plan.                       33

23.1              Consent of McBride & Reeves
                  Certified Public Accountants, Ltd.,
                  Independent Auditors.                                    39

23.2              Consent of Wenthur & Chachas
                  (contained in Exhibit 5 hereto).                         40

24                Power of Attorney (See Page 9)                           41